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                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 19, 2001, in the Registration Statement (Form S-3) and related Prospectus of Allied Healthcare International, Inc. (formerly known as Transworld Healthcare, Inc.) for the registration of 13,346,567 shares of its common stock.

/s/ Ernst & Young LLP




New York, New York
June 18, 2002